CODE OF ETHICS
                                     FOR THE
                            INDEPENDENT DIRECTORS OF
                          DREYFUS FOUNDERS FUNDS, INC.

                             (ADOPTED AUGUST 8, 2003
                       TO BE EFFECTIVE SEPTEMBER 1, 2003)
                            (AMENDED AUGUST 12, 2005
                       TO BE EFFECTIVE SEPTEMBER 1, 2005)














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                                                     TABLE OF CONTENTS


                                                                            PAGE

INTRODUCTION...................................................................1

   ENTITY SUBJECT TO THIS CODE OF ETHICS.......................................1
   RELATED ENTITIES............................................................1
   STATEMENT OF GENERAL PRINCIPLES.............................................1

SECTION 1:  DEFINITIONS........................................................2

   ACCESS PERSON...............................................................2
   AFFILIATE...................................................................3
   AFFILIATED PRINCIPAL UNDERWRITER............................................3
   BENEFICIAL OWNERSHIP........................................................3
   CONTROL.....................................................................4
   INDEPENDENT DIRECTOR........................................................4
   PURCHASE OR SALE OF A SECURITY..............................................4
   REPORTING PERSON............................................................4
   SECURITY....................................................................4
   SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE...........................4
   SECURITY IS BEING PURCHASED OR SOLD.........................................4

SECTION 2:  GENERAL POLICY.....................................................5

SECTION 3:  PROHIBITED PURCHASES AND SALES.....................................5

SECTION 4:  POTENTIAL CONFLICTS OF INTEREST....................................5

   OUTSIDE ACTIVITIES..........................................................5
   OWNERSHIP OF MELLON SECURITIES..............................................6
   RECOMMENDATION OF SECURITIES TRANSACTIONS...................................6
   FUND PORTFOLIO INFORMATION..................................................6
   MATERIAL NON-PUBLIC INFORMATION.............................................7

SECTION 5:  LATE TRADING AND MARKET TIMING.....................................7

SECTION 6:  REPORTING REQUIREMENTS.............................................7

   A.    PERIODIC REPORTS......................................................7
   B.    MONITORING OF PERIODIC REPORTS........................................8
   C.    WRITTEN CERTIFICATION.................................................8
   D.    COPIES OF CERTIFICATIONS AND REPORTS..................................8
   E.    REPORTING PERSON REPORTS..............................................8

SECTION 7:  EXEMPTIONS.........................................................9


SECTION 8:  DISSEMINATION, CORPORATE RECORD RETENTION, DISCLOSURE, AND
            CONFIDENTIALITY...................................................10

SECTION 9:  PERSONAL RECORD RETENTION.........................................10

SECTION 10:  MATERIAL INSIDE (NON-PUBLIC) INFORMATION.........................10

SECTION 11:  VIOLATIONS.......................................................11

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SECTION 12:  REVIEW...........................................................11

APPENDIX 1....................................................................13

   GENERAL DEFINITIONS........................................................17

APPENDIX 2....................................................................21

   POLICY STATEMENT ON INSIDER TRADING........................................21


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INTRODUCTION


ENTITY SUBJECT TO THIS CODE OF ETHICS

         Dreyfus Founders Funds, Inc. (which, collectively with each of its series portfolios, is hereinafter referred to as the "Fund") is an open-end, externally managed investment company registered under the Investment Company Act of 1940 (the "1940 Act").

RELATED ENTITIES

         Founders Asset Management LLC ("Founders") serves as the external investment manager of each series portfolio ("Portfolio" or collectively, "Portfolios") of the Fund pursuant to an investment advisory agreement. Founders is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act").

         Dreyfus Service Corporation serves as the principal underwriter of the Fund ("DSC"). DSC is an affiliated principal underwriter since Founders and DSC are both subsidiaries of Mellon Financial Corporation or subsidiaries thereof (`Mellon"). DSC is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

         Founders and DSC have adopted a separate securities trading policy (the "Mellon Policy"), which constitutes their code of ethics pursuant to Rule 17j-1 under the 1940 Act, as well as additional policies and procedures, including a Code of Conduct for their employees. The Board of Directors of the Fund also has approved the Mellon Policy, which constitutes the Fund's code of ethics pursuant to Rule 17j-1 for Access Persons of the Fund who are employees of Mellon, Founders or DSC. The Board of Directors of the Fund also has adopted a separate Code of Ethics for Principal Executive and Senior Financial Officers of the Fund, which constitutes the Fund's code of ethics for purposes of Section 406 of the Sarbanes-Oxley Act of 2002. Accordingly, this Code of Ethics applies only to the Independent Directors of the Fund.

STATEMENT OF GENERAL PRINCIPLES

         The Independent Directors of the Fund (as defined in Section 1 of this Code of Ethics) are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the 1940 Act, including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, Independent Directors regularly seek the advice of counsel.

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         This  Code  of  Ethics  is  directed  to the  particular  objective  of compliance with the provisions of Rule 17j-1 under the 1940 Act as such provisions are applicable to Independent Directors and to the prevention of engagement in any personal securities transactions by Independent Directors which might conflict with or adversely affect the interests and welfare of the Fund and its shareholders.

         The general principles and procedures which guide the activities of all Independent Directors are augmented by this Code of Ethics, which is based upon the fundamental recognition that Independent Directors have a fiduciary relationship with the Fund and its shareholders which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

         Independent Directors must at all times recognize, respect, and act in the best interests of the shareholders of the Fund. In furtherance of their fiduciary responsibilities, Independent Directors must ensure that they do not take any inappropriate advantage of their positions as directors of the Fund. Independent Directors must avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of the Fund and its shareholders.

         Professional and legal responsibilities to the Fund and its shareholders dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Codes of ethics cannot define all conflict and potential conflict situations. Therefore, Independent Directors must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. All activities of an Independent Director must be governed by the high fiduciary standard of scrupulous avoidance of serving one's own personal interests ahead of the interests of the Fund.

                             SECTION 1: DEFINITIONS

         For the purpose of this Code of Ethics, the following general definitions shall apply:

          1.   ACCESS PERSON shall mean:

               a. Any director, officer, general partner or Advisory Person of the Fund or of Founders.

               b. Any director, officer or general partner of DSC who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of covered Securities by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of covered Securities.

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                  (Advisory  Person of the Fund or of  Founders  means:  (i) any employee of the Fund or Founders (or of any company in a control relationship to the Fund or Founders) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or Founders who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered Securities by the Fund.

         Access Person shall not include an employee of the Fund, Founders or DSC who receives no information about current recommendations or trading or an employee who obtains information in a single instance, infrequently or inadvertently.

         2. AFFILIATE. One is an "Affiliate" of another person or company if he or she:

          (i) is a partner, director, officer, or employee of such other person or company; or

          (ii) directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such company; or

          (iii) directly or indirectly controls, is controlled by, or is under common control with such company.

         3. AFFILIATED PRINCIPAL UNDERWRITER is a principal underwriter which is affiliated with the Fund or its investment adviser, or is a principal underwriter, any officer, director, or general partner of which is an officer, director, or general partner of the Fund or an investment adviser of the Fund. At present, DSC serves as the principal underwriter of the Fund. DSC is an affiliated principal underwriter, since Founders and DSC are subsidiaries of Mellon.

     4. BENEFICIAL OWNERSHIP shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Independent Director has or acquires. A copy of the relevant portions of Rule 16a-1, which defines beneficial ownership in accordance with Section 16, is included on Appendix 1. Also included on Appendix 1 is an explanation of beneficial ownership.

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     5. CONTROL shall have the meaning set forth in Section  2(a)(9) of the 1940
Act. A copy of Section 2(a)(9) of the 1940 Act is included on Appendix 1.

     6. INDEPENDENT DIRECTOR means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. An Independent Director is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A copy of Section 2(a)(19) of the 1940 Act is included on Appendix 1.

     7. PURCHASE OR SALE OF A SECURITY shall include the writing of an option to purchase or sell the security.

     8. The REPORTING PERSON for all Independent Directors is designated to be the Fund's' counsel.

     9. SECURITY shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall also include related securities, such as rights and convertible instruments, and financial instruments such as options, futures, commodities, and derivative instruments which are related to, but are not the same as, securities that may be held or acquired by the Fund and which may not be defined as securities in Section 2(a)(36) of the 1940 Act. Security shall not include: government securities as defined in Section 2(a)(16) of the 1940 Act; high quality short-term debt instruments including, but not limited to, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, and repurchase agreements; and shares of registered open-end investment companies. Copies of Sections 2(a)(36) and 2(a)(16) of the 1940 Act are included on Appendix 1.

     10. A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     11. A SECURITY IS BEING PURCHASED OR SOLD when, within the most recent seven-day period, a transaction in such security has been effected for the Fund, or when a transaction in such security is pending or in progress for the Fund.

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                            SECTION 2: GENERAL POLICY

         Independent Directors are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

         1. To employ any device, scheme or artifice to defraud the Fund;

         2. To make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         4. To engage in any manipulative practice with respect to the Fund.

         For purposes of this Section 2, a security held or to be acquired by the Fund means any security as defined herein which, within the most recent 15-day period, is or has been held by the Fund or is being or has been considered by the Fund for purchase.

         The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that Independent Directors do not, inadvertently or otherwise, violate the proscriptions outlined above.

                    SECTION 3: PROHIBITED PURCHASES AND SALES

         Except as provided in Section 6 of this Code of Ethics, no Independent Director shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

         1. Is being considered for purchase or sale by the Fund; or

         2. Is being purchased or sold by the Fund.

                   SECTION 4: POTENTIAL CONFLICTS OF INTEREST

OUTSIDE ACTIVITIES

         While serving as an Independent Director of the Funds, the Independent Director shall not serve as a director, trustee, or managing general partner of any other registered investment company; provided, however, that a majority of the board of directors may permit an Independent Director to serve as an independent director or trustee of any registered investment company advised by the investment adviser to the Funds or by an affiliate of such adviser.

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         Prior to accepting  employment  with or acting as a  consultant  to any person acting as a registered investment adviser to a registered investment company, an Independent Director shall advise the board of directors of the Fund of his or her contemplated association. The board of directors of the Fund and the management of Founders will be given an opportunity to comment upon the contemplated association, and the individual shall not accept such association if the board of directors of the Fund objects.

OWNERSHIP OF MELLON SECURITIES

         An Independent Director is prohibited from knowingly having any direct or indirect beneficial interest in, or being designated as trustee, executor, or guardian of any legal interest in, any security issued by Founders, DSC, or by a controlling person of Founders or DSC, including Mellon.

RECOMMENDATION OF SECURITIES TRANSACTIONS

         Independent Directors generally should refrain from recommending securities transactions to be entered into by the Portfolios. No Independent Director shall recommend a securities transaction for the Fund, Founders, or any affiliate thereof without disclosing any interest which he or she may have in the securities or the issuer thereof (other than an interest in publicly traded securities where the total investment is $25,000 or less), including:

          o any direct or indirect beneficial ownership of any securities of such issuer;

          o    any   contemplated   transaction   by  the   individual  in  such
               securities;

          o any position which the individual may hold with such issuer or its affiliates; and

          o any present or proposed business relationship between such issuer or its affiliates and the individual, or any party in which the individual has a beneficial ownership interest.

FUND PORTFOLIO INFORMATION

         Independent Directors should refrain from divulging the current portfolio positions or current or anticipated portfolio transactions, programs, or studies, of the Fund, Founders, or affiliates thereof, to unaffiliated third parties unless it is properly within the individual's responsibilities as an Independent Director of the Fund to do so.

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MATERIAL NON-PUBLIC INFORMATION

         No Independent Director may engage in or recommend any securities transaction for his or her own benefit or for the benefit of others, including the Fund, Founders, or any affiliates thereof, while in possession of material non-public information with respect to the securities. No Independent Director may communicate material non-public information to others unless it is properly within his or her responsibility as an Independent Director of the Fund to do so.

                    SECTION 5: LATE TRADING AND MARKET TIMING

         No Independent Director shall knowingly participate in or facilitate late trading, market timing, or any other activity with respect to any Fund in violation of applicable law or the provisions of the Funds' disclosure documents.

                        SECTION 6: REPORTING REQUIREMENTS

A.       PERIODIC REPORTS

         1. If an Independent Director, at the time of a securities transaction, knew or, in the ordinary course of fulfilling his or her official duties as an Independent Director of the Fund should have known, that during the 15-day period immediately preceding the date of the transaction by the Independent Director, such security was purchased or sold by any of the Portfolios or was being considered by any of the Portfolios or their investment advisers for purchase or sale by any of the Portfolios, then the Independent Director shall provide a quarterly report of transactions in any securities in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership in the securities.

         2. Every report required by paragraph 1 of this Section 5.A. shall be made to the Reporting Person within ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. Any such report shall contain all information required by Rule 17j-1 of the 1940 Act, including the following:

                  a. The title of each security involved in the transaction, the amount of each security purchased or sold, the date of the transaction, and the price at which the transaction was executed;

                  b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

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                  c. If the transaction was effected through a brokerage firm, a broker's confirmation of such transaction; and

                  d. If no brokerage firm was involved in the transaction, an explanation of the circumstances surrounding the transaction and the manner in which the transaction was executed.

         Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

B.       MONITORING OF PERIODIC REPORTS

         The Reporting Person is required to monitor such reports to determine whether any violations of this Code of Ethics may have occurred.

C.       WRITTEN CERTIFICATION

         On a basis no less frequently than annually, each Independent Director shall provide to the Reporting Person a written certification that the Independent Director has read and understands this Code of Ethics and recognizes that he or she is subject to its terms and provisions. Each Independent Director shall further be required annually to certify in writing that he or she has complied with the requirements of this Code of Ethics and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

D.       COPIES OF CERTIFICATIONS AND REPORTS

         Copies of all certifications and reports and, if applicable, accompanying confirmations, received by the Reporting Person pursuant to this
Section 5 shall be provided by the Reporting Person to the General Counsel of Founders, who shall retain the certifications and reports for at least six years.

E.       REPORTING PERSON REPORTS

         On a basis no less frequently than annually, the Reporting Person shall prepare a written report ("Report") to the board of directors of the Fund or to a standing committee of the board designated by the Independent Directors to receive such Reports, which shall provide the following information:

                  a. A summary of existing procedures concerning investments in securities by all Independent Directors who are required to report to the Reporting Person, and any changes in such procedures which were implemented in the past twelve (12) months;

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                  b. Any issues  arising  under this Code of Ethics,  including, but not limited to, material or recurring violations of this Code of Ethics, committed by any of the Independent Directors during the previous year and the sanctions imposed in response thereto;

                  c. Any recommended changes in existing procedures to this Code of Ethics based upon (i) the experience of the Fund under this Code of Ethics; (ii) evolving industry practices; (iii) developments in applicable laws or regulations; or (iv) other reasons; and

                  d. A certification that the Fund and the Fund's investment adviser have adopted procedures reasonably necessary to prevent the Independent Directors from violating this Code of Ethics.(1)

                              SECTION 7: EXEMPTIONS

         The prohibitions of Section 3 of this Code of Ethics shall not apply to:

         1. Purchases or sales of securities effected in any account over which an Independent Director has no direct or indirect influence or control over the investment decision-making process (i.e., discretionary trading accounts);

         2. Purchases or sales which are non-volitional on the part of either an Independent Director or the Fund;

         3. Purchases which are part of an automatic dividend reinvestment plan;

         4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         5. Purchases or sales of securities which receive the prior approval of the President of the Fund, or such other officer as the President may designate to grant such approval in his or her absence, because they are only remotely potentially harmful to the Fund since they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund.

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(1) The certification on behalf of the Fund's investment adviser may be provided by a  representative  of the  investment  adviser  rather than by the  Reporting
Person.

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              SECTION 8: DISSEMINATION, CORPORATE RECORD RETENTION,
                         DISCLOSURE, AND CONFIDENTIALITY

         1. The Fund shall provide a copy of this Code of Ethics to all Independent Directors.

         2. The Fund shall maintain for a six-year period in an easily accessible place the following records:

                  a. A copy of this Code of Ethics;

                  b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation;

                  c. A copy of each report made by an Independent Director pursuant to this Code of Ethics; and

                  d. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code of Ethics.

         3. Individuals who may receive (i) reports of securities transactions and/or securities holdings of Independent Directors and (ii) other information with respect to Independent Directors' compliance with or violations of any provisions of this Code of Ethics shall receive and maintain the information in confidence. Such information shall only be disclosed to those persons or entities who have either a need or a legal obligation to receive such information or have the legal authority to be provided with the information. Persons and entities to whom such information may appropriately be disclosed include, but are not necessarily limited to, the directors of the Fund, the presidents of the Fund and of Founders, compliance, accounting, and legal personnel of the Fund and of Founders, state and federal regulatory agencies, and appropriate representatives of the NASD.

                      SECTION 9: PERSONAL RECORD RETENTION

         Each Independent Director is encouraged to retain in his or her personal files for a period of at least six years broker's confirmations, monthly statements, or other appropriate information covering all personal securities transactions, and all transactions in securities effected by, for, or on behalf of any member of the Independent Director's household, showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed, and the name and address of the executing broker or dealer, if any.

              SECTION 10: MATERIAL INSIDE (NON-PUBLIC) INFORMATION

         It is unlawful under the 1934 Act and SEC Rule 10b-5 thereunder for any person to trade or recommend trading in securities on the basis of material, inside (non-public) information. A Policy Statement On Insider Trading is

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included  as  Appendix  2 and is  incorporated  herein  by  this  reference.  By acknowledging that they have read, understand and will comply with this Code of Ethics, Independent Directors are also acknowledging that they have read, understand and will comply with the Policy Statement on Insider Trading.

                             SECTION 11: VIOLATIONS

         1. Any Access Person who becomes aware of a violation or apparent violation of this Code of Ethics by an Independent Director shall advise the president of the Fund or the Fund's legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Fund's board of directors. The board shall determine whether a violation has occurred and, if so, will impose or, where applicable, recommend such sanctions, if any, as it deems appropriate, including verbal or written warnings, a letter of censure, or other sanctions.

         2. In addition to any other sanctions which may be imposed upon an Independent Director who has violated this Code of Ethics, and particularly in circumstances in which the violation involves the sale or purchase of a security, the individual having engaged in the violation may be required either to unwind the purchase or sale transaction or, if that is impractical, disgorge all profits from the transaction. Any such profits are to be allocated in whole or in part as determined equitably by the Fund's board of directors.

                               SECTION 12: REVIEW

         1. The board of directors of the Fund, including a majority of the Fund's Independent Directors, shall approve this Code of Ethics, , and any material changes to this Code of Ethics.

         2. Approval of this Code of Ethics and any material changes thereto shall be based upon a determination that the Codes contains provisions reasonably necessary to prevent Independent Directors from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

         3. Prior to approving this Code of Ethics, the directors of the Fund must receive a certification from the Fund, and the Fund's investment adviser, that each entity has adopted procedures reasonably necessary to prevent Independent Directors from violating this Code of Ethics.

         5. This Code of Ethics shall be reviewed by the board of directors of the Fund no less frequently than annually.

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CODE OF ETHICS                                                                11

         APPROVED AND AMENDED to be effective as of August 8, 2003, by vote of a majority of the directors of the Fund, including a majority of the Independent Directors.

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12                                                                CODE OF ETHICS

                                   APPENDIX 1
                                       TO
                                 CODE OF ETHICS

A.       BENEFICIAL OWNERSHIP

         REG. SS. 240.16A-1.

         (a) The term "beneficial owner" shall have the following applications:

         (2)  ...the  term  "beneficial  owner"  shall  mean  any   person  who,
directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

                  (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

                  (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

                           (A) securities held by members of a person's immediate family sharing the same household; PROVIDED, HOWEVER, that the presumption of such beneficial ownership may be rebutted; SEE also ss. 240.16a-1(a)(4);

                           (B) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                           (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                           (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

                           (C) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; PROVIDED, HOWEVER, that no pecuniary interest shall be present where:

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CODE OF ETHICS                                                                13

                           (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                           (2) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                           (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                           (E) A person's interest in securities held by a trust, as specified in ss. 240.16a-8(b); and

                           (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

                  (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

         (e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

EXPLANATION OF BENEFICIAL OWNERSHIP. The definition that follows conforms to interpretations of the SEC on this matter. A determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change. It is the responsibility of each Independent Director to read the definition, and based on that definition determine whether he/she is the beneficial owner of a security.

         Securities owned of record or held in the Independent Director's name are generally considered to be beneficially owned by the Independent Director.

         Securities held in the name of any other person are deemed to be beneficially owned by the Independent Director if by reason of any contract, understanding, relationship, agreement or other arrangement, the Independent Director obtains therefrom benefits substantially equivalent to those of

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14                                                                CODE OF ETHICS
ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the
Independent   Director's  benefit   (regardless  of  record  ownership),   e.g.,
securities  held for the  Independent  Director  or members  of the  Independent
Director's immediate family or by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the Independent Director but which have not been transferred into the Independent Director's name on the books of the company; securities which the Independent Director has pledged; or securities owned by a corporation that should be regarded as the Independent Director's personal holding corporation.

         As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the Independent Director's immediate family who are sharing the Independent Director's home, unless because of countervailing circumstances, the Independent Director does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale, or voting of such securities.

         An Independent Director is also deemed the beneficial owner of securities held in the name of some other person even though the Independent Director does not obtain benefits of ownership, if the Independent Director can vest or revest title in himself or herself at once, or at some future time. In addition, a person will be deemed the beneficial owner of a security if he/she has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant, or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

         With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the Independent Director as trustee or a member of the Independent Director's "immediate family" has a vested interest in the income or corpus of the trust or the Independent Director as a settlor of a trust has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the Independent Director being settlor or beneficiary of the securities held in trust and the ownership, acquisition, and disposition of such securities by the trust is made without the Independent Director's prior approval as settlor or beneficiary.

         To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his or her pro rata interest

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CODE OF ETHICS                                                                15
in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan, and a business trust with over 25 beneficiaries.

         Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the 1934 Act shall be deemed the beneficial owner of such security.

         The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the Independent Director may report the security holdings of other members of his or her family, the Independent Director may nonetheless disclaim beneficial ownership of such securities.

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16                                                                CODE OF ETHICS

                               GENERAL DEFINITIONS

A.       CONTROL

Sec. 2.(a) When used in this title, unless the context other requires --

         [Control]

         (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

B.       INTERESTED PERSON

Sec.2(a)(19) "Interested person" of another person means --

         (A) when used with respect to an investment company --

                  (i)  any affiliated person of such company,

                  (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

                  (iii) any interested person of any investment adviser of or principal underwriter for such company,

                  (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

                  (v) any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

                           (I) the investment company;

                           (II) any other  investment  company  having  the same
                  investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

                           (III) any account over which the investment company's
                  investment adviser has brokerage placement discretion,

                  (vi) any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

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CODE OF ETHICS                                                                17

                           (I) the investment company;

                           (II) any other  investment  company  having  the same
                  investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

                           (III) any account for which the investment  company's
                  investment adviser has borrowing authority,

                  (vii) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

       PROVIDED, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or
       (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

         (B) when used with respect to an investment adviser of or principal underwriter for any investment company--

                  (i) any affiliated person of such investment adviser or principal underwriter,

                  (ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

                  (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

                  (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

                  (v) any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for--

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18                                                                CODE OF ETHICS

                           (I) any  investment  company for which the investment
                  adviser or principal underwriter serves as such;

                           (II) any  investment  company  holding  itself out to
                  investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

                           (III) any account over which the  investment  adviser
                  has brokerage placement discretion,

                  (vi) any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to--

                           (I) any  investment  company for which the investment
                  adviser or principal underwriter serves as such;

                           (II) any  investment  company  holding  itself out to
                  investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

                           (III) any  account for which the  investment  adviser
                  has borrowing authority,

                  (vii) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

       For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this subchapter or for any other purpose for any period prior to the effective date of such order.

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CODE OF ETHICS                                                                19

C. SECURITY

Sec. 2(a)(16) "Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Sec. 2(a)(36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.





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20                                                                CODE OF ETHICS

                                   APPENDIX 2
                                       TO
                                 CODE OF ETHICS

                       POLICY STATEMENT ON INSIDER TRADING


INSIDER TRADING AND TIPPING LEGAL PROHIBITIONS

Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell, or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

     o a proposal or agreement for a merger, acquisition, or divestiture, or for the sale or purchase of substantial assets;

     o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

     o    dividend declarations or changes;

     o    extraordinary borrowings or liquidity problems;

     o defaults under agreements or actions by creditors, customers, or suppliers relating to a company's credit standing;

     o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

     o pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions, or discoveries of mineral deposits;

     o    a proposal or agreement concerning a financial restructuring;

     o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

     o    a significant expansion or contraction of operations;

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CODE OF ETHICS                                                                21

     o    information about major contracts or increases or decreases in orders;

     o the institution of, or a development in, litigation or a regulatory proceeding;

     o    developments regarding a company's senior management;

     o    information about a company received from a director of that company;

     o    information   regarding  a  company's   possible   noncompliance  with
          environmental protection laws; and

     o non-public information regarding a mutual fund such as a change in a Fund's investment objective, investment adviser, sub-adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund).

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

"NONPUBLIC"--Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

If you obtain material nonpublic information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than insider sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

THE FUND'S POLICY

Independent Directors who possess material nonpublic information about a company may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, Independent Directors may not recommend trading in those securities and may not pass the information along to others. These prohibitions remain in effect until the information has become public.

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22                                                                CODE OF ETHICS

Independent Directors managing the work of consultants who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants are aware of this policy and the consequences of noncompliance.

Questions regarding the Fund's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the Fund's Counsel.






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